                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                              Otter Tail Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                             OTTER TAIL CORPORATION
                                ANNUAL MEETING OF
                                  SHAREHOLDERS

                             MONDAY, APRIL 14, 2003

                                  10 A.M., CST

                              BIGWOOD EVENT CENTER

                               921 Western Avenue
                      (Highway 210 West and Interstate 94)

                             Fergus Falls, Minnesota

               Coffee will be served at 9:15 A.M., and lunch will
                follow the meeting. No reservation is necessary.

                 Please present your admission ticket, which is
                             attached to your proxy.

                                FOR INFORMATION:

                        Email      sharesvc@ottertail.com

                        Internet   www.ottertail.com

                        Fax        218-739-8003

                        Phone      800-664-1259 or 218-739-8479

                        Mail       Otter Tail Corporation
                                   Box 496
                                   Fergus Falls, Minnesota 56538-0496

[LOGO] OTTER TAIL CORPORATION

                                                                   March 6, 2003

To the Holders of Common Shares
of Otter Tail Corporation:

You are cordially invited to attend the Annual Meeting of Shareholders of Otter Tail Corporation, which will be held at the Bigwood Event Center, Best Western Motel, Highway 210 West and Interstate 94, Fergus Falls, Minnesota, at 10:00 A.M. on Monday, April 14, 2003.

Enclosed are a formal Notice of Annual Meeting and the Proxy Statement, which describe the business to be conducted at the meeting. The Board of Directors proposes that shareholders reelect Mr. Thomas M. Brown, Mr. Maynard D. Helgaas, and Mr. Robert N. Spolum for three-year terms on the Board of Directors. Shareholders will be asked to ratify the appointment of Deloitte & Touche LLP as independent auditors of Otter Tail Corporation for 2003. Finally, the Board of Directors will ask shareholders to reject a proposal requiring Otter Tail Corporation to change its method of accounting for stock options.

Your vote is important. Whether or not you attend the meeting, we encourage you to vote your shares. You may vote your shares on the Internet or by using a toll-free telephone number. Instructions for using these convenient services are provided with your proxy card. Of course, you may vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided. If your shares are held beneficially in a brokerage account, please follow the instructions that you receive from your broker. ESOP participants should follow the instructions provided by Strong Retirement Plan Services.

I enclose a copy of Otter Tail Corporation's 2002 Annual Report.

                                    Sincerely,

                                    /s/ John C. MacFarlane

                                    John C. MacFarlane
                                    Chairman of the Board

                            NOTICE OF ANNUAL MEETING

Notice is hereby given to the holders of common shares of Otter Tail Corporation that the Annual Meeting of Shareholders of Otter Tail Corporation will be held in the Bigwood Event Center, Best Western Motel, Highway 210 West and Interstate 94, Fergus Falls, Minnesota, on Monday, April 14, 2003, at 10:00 A.M. to consider and act upon the following matters:

1. To elect three Directors to Otter Tail Corporation's Board of Directors to serve terms of three years.

2. To approve the appointment of Deloitte & Touche LLP as independent auditors for the year 2003.

3. To consider a proposal to require Otter Tail Corporation to change its method of accounting and reporting of stock options.

4. To transact such other business as may properly be brought before the meeting.

                                                            /s/ George A. Koeck

March 6, 2003                                                   GEORGE A. KOECK
                                        Corporate Secretary and General Counsel

--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

Please vote your proxy by telephone or the Internet as described in the instructions on the enclosed proxy card. Or sign and return the proxy card in the enclosed envelope, which does not require postage if mailed in the United States. If your shares are held beneficially in a brokerage account, please follow the instructions that you receive from your broker. ESOP participants should follow the instructions provided by Strong Retirement Plan Services.

                                TABLE OF CONTENTS


Questions and Answers .....................................................    1

Outstanding Voting Shares .................................................    2

Election of Directors

    Nominees ..............................................................    3

    Continuing Directors ..................................................    4

Meetings and Committees of the Board ......................................    5

Director Compensation .....................................................    6

Management's Security Ownership ...........................................    6

Executive Compensation

    Compensation Committee Report on Executive Compensation ...............    8

    Summary Compensation Table ............................................   10

    Aggregated Option/SAR Exercises in Last Fiscal and

    Fiscal Year-End Options/SAR Values ....................................   11

    Pension and Supplemental Retirement Plans .............................   11

    Severance and Employment Agreements ...................................   13

Report of Audit Committee .................................................   14

Stock Performance Graph ...................................................   15

Approval of Auditors ......................................................   15

Shareholder Proposal ......................................................   16

Otter Tail Corporation's Opposition to the Shareholder Proposal ...........   17

Shareholder Proposals for the 2004 Annual Meeting of Shareholders .........   18

Other Business ............................................................   18

                     PROXY STATEMENT QUESTIONS AND ANSWERS

1.    Q:    Why am I receiving these materials?

      A: The Board of Directors of Otter Tail Corporation provides these proxy materials for use at the Annual Meeting of Shareholders to be held on April 14, 2003. As a shareholder you are invited to attend the annual meeting and are entitled to vote on the proposals described in this proxy statement. These materials were sent to shareholders on or about March 6, 2003.

2.    Q:    Who is entitled to vote at the annual meeting?

      A: Only common shareholders of record at the close of business on February 14, 2003 are entitled to vote at the annual meeting. As of the record date, 25,593,524 common shares of Otter Tail Corporation were issued and outstanding. Each shareholder is entitled to one vote per share.

3.    Q:    What issues may I vote on at the annual meeting?

      A: You may vote on the election of three nominees to serve on the Board of Directors, to approve Deloitte & Touche LLP as independent auditors for 2003, and on any other business that is properly brought before the meeting, including shareholder proposals.

 4.   Q:    How do I vote my shares?

      A: You may vote either in person at the annual meeting or by granting a proxy. If you desire to grant a proxy, then you have three voting options:

            -    Telephone

            -    Internet

            -    Mailing the proxy card

            If you intend to vote by proxy, please refer to the instructions included on your proxy card. Voting by proxy will not affect your right to vote your shares if you attend the annual meeting and desire to vote in person.

 5.   Q:    May I change my vote?

      A: You have the right to revoke your proxy any time before the annual meeting by:

            - Providing written notice to an officer of Otter Tail Corporation and voting in person at the annual meeting.

            -   Submitting another proper proxy by telephone or the Internet.

            - Submitting a new written proxy bearing a later date at any time before the proxy is voted at the meeting.

 6.   Q:    How are the votes counted?

      A: In the election of Directors, you may vote FOR all of the nominees or your vote may be WITHHELD with respect to one or more nominees. If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted FOR all nominees, FOR the appointment of Deloitte & Touche LLP as independent auditors, and AGAINST the shareholder proposal.

            Shares voted as abstentions on any matter (or as "withhold authority" as to Directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained.

            If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

 7.   Q:    Where and when will I be able to find the results of the voting?

      A: The results will be announced at the Annual Meeting of Shareholders. Otter Tail Corporation will publish the final results in its quarterly report on Form 10-Q for the quarter ending June 30, 2003 to be filed with the Securities and Exchange Commission. You may also find the results on our website, www.ottertail.com.

 8.   Q:    Who bears the cost of soliciting votes for the annual meeting?

      A: Otter Tail Corporation will pay the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition to soliciting proxies by mail, officers and employees of Otter Tail Corporation may solicit them by telephone or in person. Employees receive no additional compensation for these solicitation activities.

                            OUTSTANDING VOTING SHARES

The only persons known to Otter Tail Corporation to own beneficially (as defined by the Securities and Exchange Commission for proxy statement purposes) more than 5 percent of the outstanding common shares of Otter Tail Corporation as of February 14, 2003, are as follows:

NAME AND ADDRESS                      AMOUNT AND NATURE OF
OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP     PERCENT OF CLASS
-------------------                   --------------------     ----------------
Otter Tail Corporation
Employee Stock Ownership Plan
c/o Strong Retirement Plan Services        1,755,102                   6.86%
401 Woodland Prime
Menomonee Falls, WI 53051

Cascade Investment L.L.C.                  1,503,200                   5.87%
2365 Carillon Point
Kirkland, WA 98033

(1) The common shares owned by the Employee Stock Ownership Plan (ESOP) are held in trust for the benefit of participants in the ESOP for which UMB Bank is Trustee (Strong Retirement Plan Services), subject to the direction of the ESOP Retirement Committee. The ESOP has sole investment power over the common shares held in trust. Participants are entitled to instruct the ESOP Trustee on how to vote all common shares allocated to their accounts (1,755,079 common shares as of December 31, 2002) and will receive a separate proxy for voting such shares. All common shares allocated to the participants for which no voting instructions are received will be voted by the Trustee in proportion to the instructed shares. All unallocated common shares held by the ESOP (none as of December 31, 2002) will be voted as directed by the Retirement Committee.

(2) According to Form 13G dated February 12, 2003, the common shares owned by Cascade Investment L.L.C. as of December 31, 2002 are deemed to be owned beneficially by William H. Gates, III, as the sole member of Cascade Investment L.L.C.

                              ELECTION OF DIRECTORS

The terms of Mr. Thomas M. Brown, Mr. Maynard D. Helgaas, and Mr. Robert N. Spolum expire at the time of the 2003 Annual Meeting of Shareholders. The Board of Directors nominates them for reelection to serve three-year terms ending at the time of the Annual Meeting in 2006.

The affirmative vote of a majority of the common shares present and entitled to vote with respect to the election of Directors is required for the election of the nominees to the Board of Directors. The proxies solicited may be voted for a substitute nominee or nominees in the event that any of the nominees is unable to serve, or for good reason will not serve, which is a contingency not now anticipated.

Brief biographies of the Director nominees and of the continuing Directors are found below. These biographies include the ages of the Directors (as of the 2003 Annual Meeting of Shareholders) and outlines of their business experiences. Each Director has held the same position or another executive position with the same employer for the past five years.


           NAME                     PRINCIPAL OCCUPATION                                   AGE         DIRECTOR SINCE
           ----                     --------------------                                   ---         --------------
NOMINEES FOR ELECTION FOR
THREE-YEAR TERMS EXPIRING
IN APRIL 2006:

Thomas M. Brown                    Retired Partner                                           72               1991
                                   Dorsey & Whitney LLP
                                   Minneapolis, Minnesota

                                   Mr. Brown serves on the
                                   Compensation and
                                   Nominating Committees.

Maynard D. Helgaas                 General Partner                                           68               1985
                                   MZB Technologies LLC
                                   Jamestown, North Dakota
                                   (Precision agronomy)

                                   Chairman of the Board
                                   Midwest Agri-Development Corporation
                                   Jamestown, North Dakota
                                   (Farm equipment and supplies)

                                   Mr. Helgaas serves on the
                                   Compensation and
                                   Nominating Committees.

Robert N. Spolum                   Retired Chairman, President and                           72               1991
                                   Chief Executive Officer
                                   Melroe Company
                                   (Industrial equipment manufacturer)

                                   Principal, Robert N. Spolum & Associates
                                   (Business consulting)
                                   Fargo, North Dakota

                                   Mr. Spolum serves on the Audit and
                                   Executive Committees.



           NAME                     PRINCIPAL OCCUPATION                                    AGE         DIRECTOR SINCE
           ----                     --------------------                                    ---         --------------
DIRECTORS WITH TERMS THAT
EXPIRE IN APRIL 2005:

Dennis R. Emmen                     Retired Senior Vice President-Finance,                   69                1984
                                    Treasurer and Chief Financial Officer
                                    Otter Tail Power Company
                                    Fergus Falls, Minnesota

                                    Mr. Emmen serves on the Audit and
                                    Compensation Committees.

Kenneth L. Nelson                   President &                                              61                1990
                                    Chief Executive Officer,
                                    Barrel O'Fun, Inc.

                                    President & Chief Executive Officer,
                                    Kenny's Candy, Inc.
                                    Owner, Nelson's Confections
                                    (Production of snack foods)

                                    President & Chief Executive Officer,
                                    Tuffy's Pet Foods, Inc.
                                    Perham, Minnesota

                                    Mr. Nelson serves on the Audit Committee.

Nathan I. Partain                   President & Chief Executive Officer                      46                1993
                                    DNP Select Income Fund Inc.
                                    (Closed-end Utility Income Fund)

                                    Executive Vice President
                                    Duff & Phelps Investment
                                    Management Co.
                                    Chicago, Illinois

                                    Mr. Partain serves on the Audit,
                                    Executive, and Nominating Committees.
DIRECTORS WITH TERMS THAT
EXPIRE IN APRIL 2004:

Arvid R. Liebe                      President, Liebe Drug, Inc.                              61                1995
                                    (Retail business)

                                    Owner, Liebe Farms, Inc.
                                    Milbank, South Dakota

                                    Mr. Liebe serves on the Compensation
                                    and Executive Committees.

John C. MacFarlane                  Chairman of the Board                                    63                1983
                                    Retired Chief Executive Officer
                                    and President
                                    Otter Tail Corporation
                                    Fergus Falls, Minnesota

                                    Mr. MacFarlane serves on the
                                    Executive Committee.



           NAME                     PRINCIPAL OCCUPATION                                     AGE         DIRECTOR SINCE
           ----                     --------------------                                     ---         --------------
Gary J. Spies                      Chairman and President                                    61               2001
                                   Service Food, Inc.
                                   (Retail business)

                                   Partner, Fergus Falls Development
                                   Company and Midwest Regional
                                   Development Company LLC
                                   (Land and housing development)
                                   Fergus Falls, Minnesota

                                   Chairman and President, Spies, Inc.
                                   (Retail business)
                                   Perham, Minnesota

                                   Mr. Spies serves on the Audit and
                                   Nominating Committees.



                      MEETINGS AND COMMITTEES OF THE BOARD

The full Board of Directors of Otter Tail Corporation considers all major decisions of Otter Tail Corporation. The Board has established a standing Audit Committee, Compensation Committee, Nominating Committee, and Executive Committee so that certain important matters can be addressed in more depth than may be possible in a full Board meeting. Here is a brief description of each committee.

Audit Committee

The Audit Committee reviews financial results of Otter Tail Corporation, accounting and control procedures, and supervises the audit function. This committee is composed of five members of the Board of Directors who, for 2002, were Dennis R. Emmen, Kenneth L. Nelson, Nathan I. Partain, Gary J. Spies, and Robert N. Spolum. This committee held four meetings in 2002. For further information on the actions of the Audit Committee, please refer to the Report of the Audit Committee on page 14.

Compensation Committee

The Compensation Committee reviews the compensation of officers and the fees of Directors of Otter Tail Corporation and makes recommendations on compensation and fees to the Board of Directors. This committee administers the 1999 Employee Stock Purchase Plan and 1999 Stock Incentive Plan. This committee is composed of four members of the Board of Directors who, for 2002, were Thomas M. Brown, Dennis R. Emmen, Maynard D. Helgaas, and Arvid R. Liebe. The committee held three meetings in 2002.

Executive Committee

The Executive Committee exercises certain powers of the Board between normally scheduled Board meetings and performs such duties as the Board may assign to it. This committee is composed of four members of the Board of Directors who, for 2002, were Arvid R. Liebe, John C. MacFarlane, Nathan I. Partain, and Robert N. Spolum. This committee held one meeting in 2002.

Nominating Committee

The Nominating Committee identifies qualified nominees to succeed to Board membership. Any shareholder may submit recommendations for membership on the Board of Directors by sending a written statement of the qualifications of the recommended individual to the President and Chief Executive Officer, Otter Tail Corporation, Box 496, Fergus Falls, Minnesota 56538-0496. The Nominating Committee is composed of four members of the Board of Directors who, for 2002, were Thomas M. Brown, Maynard D. Helgaas, Nathan I. Partain, and Gary J. Spies. This committee held five meetings in 2002.

The full Board of Directors held a total of seven regularly scheduled and special meetings in 2002. The Board of Directors also held a planning retreat with senior management. Each incumbent Director attended at least 75 percent of the total of all meetings of the Board of Directors held during the period for which he was a Director and all meetings of the committees during the periods he served on such committees.

                             DIRECTOR COMPENSATION

All Directors of Otter Tail Corporation receive an annual retainer for their services as a Director, including service on committees. All Directors, except the Chairman, receive an annual retainer of $24,000. The Chairman receives an annual retainer of $60,000. All Directors receive a fee of $1,000 for attendance at each Board and committee meeting. Each committee chair receives an additional retainer of $2,000 per year. In addition, Directors receive an actual expense reimbursment or a $100 travel allowance if they are required to furnish their own transportation to Board or committee meetings outside their city of residence.

In 2002, Directors received 1,000 shares of Restricted Stock, granted under the terms of the 1999 Stock Incentive Plan. The Restricted Stock shares, which were granted on the date of the annual meeting, vest over a period of four years, at the rate of 25% per year, and are eligible for full dividend and voting rights. Directors may elect to receive their compensation (other than expense reimbursements) in the form of cash, stock or a combination.

Directors may elect to defer the receipt of all or part of the payments pursuant to the Otter Tail Corporation's Deferred Compensation Plan for Directors. The deferral may be in the form of cash or stock. Cash deferrals receive interest at a rate equal to 1% over the prime commercial rate of U.S. Bank National Association. Stock is deferred in the form of Restricted Stock Units and is credited quarterly with dividend equivalents equal to the dividend rate on the Otter Tail Corporation's Common Stock.

                         MANAGEMENT'S SECURITY OWNERSHIP

Listed in the following table are the number of common shares of Otter Tail Corporation beneficially owned by Directors and the executive officers named in the Summary Compensation Table, as well as the number of shares owned by Directors and executive officers of Otter Tail Corporation as a group as of December 31, 2002:

                                                        AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                              BENEFICIAL OWNERSHIP(1)(2)
------------------------                              --------------------------
Thomas M. Brown .................................            8,221
Dennis R. Emmen .................................            8,000     (3)
John D. Erickson ................................           91,538     (4)
Maynard D. Helgaas ..............................            4,593
Douglas L. Kjellerup ............................           22,761     (5)
George A. Koeck .................................           12,033
Arvid R. Liebe ..................................            6,085     (6)
John C. MacFarlane ..............................          200,968     (7)
Lauris N. Molbert ...............................           38,077
Kevin G. Moug ...................................           22,843     (8)
Kenneth L. Nelson ...............................           13,418
Nathan I. Partain ...............................            7,629     (9)
Gary J. Spies ...................................            4,481    (10)
Robert N. Spolum ................................           20,259
All Directors and executive officers as a group .          460,906

(1) Represents outstanding common shares beneficially owned both directly and indirectly as of December 31, 2002. The common share interest of each named person and all Directors and executive officers as a group represents less than 2 percent of the aggregate amount of common shares issued and outstanding. Except as indicated by footnote below, the beneficial owner possesses sole voting and investment powers with respect to the shares shown.

(2) Includes common shares held by the Trustee of Otter Tail Corporation's Employee Stock Ownership Plan for the account of executive officers of Otter Tail Corporation with respect to which such persons have sole voting power and no investment power, as follows: Mr. Erickson, 4,981 shares; Mr. Kjellerup, 6,966 shares; Mr. Koeck, 599 shares; Mr. MacFarlane, 17,692 shares; Mr. Molbert, 177 shares; and Mr. Moug, 177 shares. Includes the following common shares subject to options exercisable within 60 days of December 31, 2002: Mr. Brown, 4,000 shares; Mr. Emmen, 4,000 shares; Mr. Erickson, 47,250 shares; Mr. Helgaas, 2,000 shares; Mr. Kjellerup, 9,000 shares; Mr. Koeck, 5,000 shares; Mr. Liebe, 2,000 shares; Mr. MacFarlane, 145,750 shares; Mr. Molbert, 22,500 shares; Mr. Moug, 14,500 shares; Mr. Nelson, 4,000 shares; Mr. Partain, 4,000 shares; Mr. Spies, 2,000 shares; and Mr. Spolum, 4,000 shares.

(3) Includes 3,000 shares owned jointly with Mr. Emmen's wife as to which he shares voting and investment power.

(4) Includes 4,906 shares owned jointly with Mr. Erickson's wife as to which he shares voting and investment power.

(5) Excludes 30 shares owned by Mr. Kjellerup's wife as to which he disclaims beneficial ownership.

(6) Includes 395 shares owned jointly with Mr. Liebe's wife as to which he shares voting and investment power. Includes 27 shares owned by Mr. Liebe's minor children as to which he, as custodian, has voting and investment power.

(7) Includes 24,837 shares owned jointly with Mr. MacFarlane's wife as to which he shares voting and investment power.

(8) Includes 703 shares owned jointly with Mr. Moug's wife as to which he shares voting and investment power.

(9) Includes 1,000 shares owned jointly with Mr. Partain's wife as to which he shares voting and investment power.

(10) Includes 1,000 shares owned jointly with Mr. Spies' wife as to which he shares voting and investment power.

No Director or executive officer of Otter Tail Corporation owned beneficially, directly, or indirectly, on December 31, 2002, any shares of any series of cumulative preferred shares of Otter Tail Corporation except for Mr. Emmen, who owned 115 cumulative preferred shares of the $3.60 series.

The information with respect to beneficial ownership of securities of Otter Tail Corporation is based on information furnished to Otter Tail Corporation by each person included in the table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Otter Tail Corporation's Directors and executive officers and holders of more than 10 percent of Otter Tail Corporation's common shares to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common shares and other equity securities of Otter Tail Corporation. With the exception of one late filing of a Form 4 on behalf of Mr. Nelson during the month of September, Otter Tail Corporation believes that during the year ended December 31, 2002 its Directors and executive officers complied with all Section 16(a) filing requirements.

                             EXECUTIVE C0MPENSATION

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors is composed solely of Directors who are not current employees of Otter Tail Corporation. This committee is responsible for developing Otter Tail Corporation's executive compensation program and recommending it to the Board of Directors. The components of the executive compensation program are base salary, annual incentive bonus, and long-term incentive in the form of restricted stock.

The Compensation Committee develops annual recommendations for compensation for the Chief Executive Officer and the other executive officers. The committee reviews market-based data prepared by Otter Tail Corporation's Senior Manager, Compensation and Benefits, in consultation with an independent executive compensation consultant, Towers Perrin.

Towers Perrin prepared 2002 market-based compensation data for Otter Tail Corporation. The Towers Perrin analysis established the market competitiveness for the four top management positions of Otter Tail Corporation, providing information on base salary, annual bonus, and total direct compensation.

Towers Perrin provided market data for both the 50th and 75th percentile. Otter Tail Corporation utilized the 50th percentile as the midpoint for base salary for each executive officer position and calculated salary ranges at 20 percent above and below the midpoint. Midpoints and ranges were based on total consolidated revenue of Otter Tail Corporation.

BASE SALARY

The Chief Executive Officer makes specific recommendations to the Compensation Committee with respect to adjustments in base salary for executive officers (other than himself) based upon the market data and analysis described above and other factors, which typically are subjective and reflect individual performances during the year or changes in corporate responsibilities. The Compensation Committee reviews the recommendations of the Chief Executive Officer for consistency with the market data analysis. The committee may adjust base salaries, however, as it sees fit without respect to the analysis or any other objective criteria.

ANNUAL INCENTIVE BONUS

In 2002, the Compensation Committee utilized an incentive bonus plan for Otter Tail Corporation's four top executive officers. The Otter Tail Corporation Management Incentive Plan provides incentives to these officers if Otter Tail Corporation achieves certain performance targets. The Compensation Committee is responsible for setting these performance targets near the end of the first quarter each year and establishes total target payout percentages for each of these officers. The performance targets are:

1. Corporate earnings per share. Each officer receives 25 percent of the total target payout if Otter Tail Corporation achieves the targeted earnings per share. Each officer receives 12 1/2 percent of the total target payout if Otter Tail Corporation achieves the minimum performance level, and additional increments for performance above the target. Otter Tail Corporation did not meet the minimum performance level for earnings per share in 2002.

2. Corporate return on equity. Each officer receives 25 percent of the total target payout if Otter Tail Corporation achieves the targeted return on equity. Each officer receives 12 1/2 percent of the total target payout if Otter Tail Corporation achieves the minimum performance level, and additional increments for performance above the target. Otter Tail Corporation exceeded the targeted performance level for return on equity in 2002.

3. Utility net income. Each officer, except Mr. Molbert, receives 25 percent of the total target payout if the utility achieves its targeted net income. Mr. Molbert receives 10 percent of the total target payout if the utility achieves its targeted net income; he receives 5 percent of his total target payout if the utility achieves the minimum performance level. Each officer receives 12 1/2 percent of the total target payout if the utility achieves the minimum performance level and additional increments up to 200 percent of the target payout. Utility net income reached the maximum performance level in 2002.

4. Varistar return on capital. Each officer, except Mr. Molbert, receives 25 percent of the total target payout if Varistar achieves its targeted return on capital. Each officer receives 12 1/2 percent of the total target payout if Varistar achieves the minimum performance level. Mr. Molbert receives 40 percent of his total target payout if Varistar achieves its targeted return on capital; he receives 20 percent of his total target payout if Varistar achieves its minimum performance level for return on capital. Each officer receives up to 175 percent of the total target payout, if Varistar exceeds its targeted performance level for return on capital. Otter Tail Corporation exceeded the targeted performance level for Varistar return on capital in 2002.

The Compensation Committee has discretion over treatment of extraordinary gains, write-offs, or other events in determining the amount of incentive bonus to be paid to eligible employees. All incentive payments for 2002 were based upon reported results, except for Corporate earnings per share.

LONG-TERM INCENTIVES

Long-term incentive compensation for executive officers is based on restricted stock awards granted by the Compensation Committee under Otter Tail Corporation's 1999 Stock Incentive Plan. The Stock Incentive Plan is designed to attract and retain employees, officers, and nonemployee Directors capable of assuring Otter Tail Corporation's future success. The Board of Directors has designated the Compensation Committee to administer the plan.

In 2002 the Compensation Committee awarded restricted stock grants for 66,800 common shares to the named officers as a group. The size of the grant awarded to each executive officer was intended to be competitive with awards to officers in similar positions in comparable companies, based on market data derived from the Towers Perrin analysis for the 50th percentile of long-term incentives and the 50th percentile of total direct compensation. The committee also considered other criteria, such as years of service and individual performance. The restricted shares vest at a rate of 25% per year.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Board of Directors, upon the Compensation Committee's recommendation, sets the Chief Executive Officer's base salary. The committee determines the Chief Executive Officer's base salary utilizing the same criteria as it utilizes to determine the base salaries for the other executive officers, but without recommendation from the Chief Executive Officer. The committee determines the Chief Executive Officer's annual incentive bonus, if any, in the same manner that it determines the bonus of the other executive officers. In 2002, the committee granted the Chief Executive Officer an award of restricted stock of 34,400 common shares, based on the same criteria as the grants to the other executive officers.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

Section 162(m) of the Internal Revenue Code imposes limits on tax deductions for executive compensation in excess of $1 million paid to any of the top five executive officers named in the Summary Compensation Table. It is the committee's policy to take reasonable steps to preserve this tax deduction.

Maynard D. Helgaas, Chair
Thomas M. Brown
Dennis R. Emmen
Arvid R. Liebe

Summary Compensation Table

The following table contains information about compensation to Otter Tail Corporation's Chief Executive Officer and its other four most highly compensated executive officers for each of the last three fiscal years.

                                            ANNUAL COMPENSATION            LONG-TERM COMPENSATION AWARDS
                                            -------------------            -----------------------------
                                                                                            SECURITIES
                                                                           RESTRICTED        UNDERLYING            ALL OTHER
NAME AND                                                    BONUS         STOCK AWARDS      OPTIONS/SARS          COMPENSATION
PRINCIPAL POSITION                     YEAR    SALARY        (1)            ($)(2)             (#)                      (3)
------------------                     ----    --------     --------      ------------      ------------          ------------
John C. MacFarlane                     2002    $150,000      $77,906        $329,840             0                     $7,174
Chairman of the Board                  2001    $430,002     $268,594          $0              125,000                 $14,678
                                       2000    $363,456     $151,970          $0              125,000                 $13,790

John D. Erickson                       2002    $320,000     $244,314      $1,078,096             0                    $12,304
President and CEO                      2001    $248,625     $146,115          $0               75,000                 $10,261
                                       2000    $163,350      $45,534          $0               25,000                 $5,552

Lauris N. Molbert                      2002    $254,000     $167,845        $448,162             0                    $10,798
Executive Vice President               2001    $212,913     $152,250          $0               50,000                  $7,500
and Chief Operating Officer            2000    $163,320     $191,423          $0               20,000                  $9,500

Douglas L. Kjellerup                   2002    $227,500     $112,700        $188,040             0                    $10,568
President, Otter Tail                  2001    $194,250      $74,063          $0               20,000                  $8,937
Power Company                          2000    $174,510      $48,645          $0               20,000                  $7,390

Kevin G. Moug               (4)        2002    $215,000      $79,984        $216,246             0                     $9,907
Chief Financial Officer                2001    $191,250      $83,563          $0               25,000                  $7,500
and Treasurer                          2000       -            -               -                 -                        -

George A. Koeck                        2002    $187,500      $59,209       $162,968              0                     $8,968
General Counsel                        2001    $180,000      $40,782          $0               20,000                  $7,202
and Corporate Secretary                2000    $148,404      $10,837          $0               16,500                  $4,534


(1) Includes awards under the incentive bonus programs for executive officers described above in the Compensation Committee Report on Executive Compensation.

(2) At year end 2002, the Named Officers had the following Restricted Shares/Value: Mr. MacFarlane, 6,000/$161,100; Mr. Erickson,
      34,400/$923,640; Mr. Molbert, 14,300/ $383,955; Mr. Kjellerup,
      6,000/$161,100; Mr. Moug, 6,900/$185,265; Mr. Koeck, 6,118/ $164,268.

(3) Amounts of All Other Compensation for 2002 consist of (i) amounts contributed by the Company under the Otter Tail Corporation Retirement Savings Plan for 2002 as follows: Mr. MacFarlane, $3,750; Mr. Erickson, $5,000; Mr. Molbert, $5,000; Mr. Kjellerup, $4,675; Mr. Moug, $5,000; Mr.
      Koeck, $4,688, (ii) the amount of the Company's contribution under the Employee Stock Ownership Plan for 2002 which was invested in Common Shares for the account of each Named Officer: Mr. MacFarlane, $3,424; Mr. Erickson, $4,565; Mr. Molbert, $4,565; Mr. Kjellerup, $4,565; Mr. Moug, $4,565; Mr. Koeck, $4,280, (iii) amounts contributed by the Company under the Nonqualified Profit Sharing Plan for 2002, as follows: Mr. Erickson, $2,739; Mr. Molbert, $1,233; Mr. Kjellerup, $628; Mr. Moug, $342; (iv)
      $700 for Mr. Kjellerup pursuant to the Company's program to reimburse employees for unreimbursed medical expenses.

(4)   Mr. Moug became an executive officer on 4/9/2001.

Aggregated Option/SAR Exercises in Last Fiscal Year and
Fiscal Year-End Options/SAR Values

The following table provides information on option exercises in 2002 by the officers named below and on the number and value of any unexercised options held by these officers at the end of 2002.

                                                                 NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED IN-THE-
                                                                 OPTIONS/SARS AT FISCAL               MONEY OPTIONS/SARS AT
                                 SHARES                               YEAR-END (#)                   FISCAL YEAR-END ($) (1)
                                ACQUIRED         VALUE        -----------------------------      ------------------------------
NAME                            ON EXERCISE      REALIZED     EXERCISABLE     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
----                            -----------      --------     -----------     -------------      -----------      -------------
John C. MacFarlane                     0         $      0        145,750         106,250           $868,238          $312,813
John D. Erickson                       0         $      0         47,250          68,750           $224,963          $125,938
Lauris N. Molbert                      0         $      0         22,500          47,500           $ 82,438          $ 95,875
Douglas L. Kjellerup              22,000         $302,125          9,000          25,000           $ 34,100          $ 81,250
Kevin G. Moug                      8,250         $ 78,521         14,500          25,250           $ 65,863          $ 58,663
George A. Koeck                    9,250         $ 84,863          5,000          25,750           $  3,250          $ 81,613


(1) Based on $26.90 per share, which was the closing price of a share of the Common Stock on NASDAQ on December 31, 2002

Pension and Supplemental Retirement Plans

The following table estimates the aggregate annual amount of lifetime benefits, as of January 1, 2003, that would be payable under Otter Tail Corporation's tax qualified defined benefit pension plan to participants in the final average earnings and years of credited service categories indicated:

                                                    YEARS OF SERVICE
ANNUAL FINAL                    -----------------------------------------------------------------
AVERAGE EARNINGS                   15           20          25             30          40 OR MORE
----------------                -------      -------      -------        -------       ----------
$40,000                          $7,600      $10,133      $12,667        $15,200         $16,720
$60,000                         $13,046      $17,395      $21,743        $26,092         $28,701
$80,000                         $18,646      $24,861      $31,077        $37,292         $41,021
$100,000                        $24,246      $32,328      $40,410        $48,492         $53,341
$120,000                        $29,846      $39,795      $49,743        $59,692         $65,661
$140,000                        $35,446      $47,261      $59,077        $70,892         $77,981
$160,000                        $41,046      $54,728      $68,410        $82,092         $90,301
$180,000                        $46,646      $62,195      $77,743        $93,292        $102,621
$200,000 or More*               $52,246      $69,661      $87,077       $104,492        $114,941

* Compensation used for benefits is limited to $200,000 for qualified plans

A participant's final average earnings is determined using the 42 consecutive months out of the last 10 consecutive years prior to the participant's retirement which produces the highest average salary. As of December 31, 2002, the annual final average earnings and actual credited years of service for each of the named officers were as follows: Mr. MacFarlane, $380,956 (40 years); Mr. Erickson, $229,193 (22 years), Mr. Molbert, $254,000 (1 year), Mr. Kjellerup, $194,223 (40 years), Mr. Moug, $215,000 (1 year) and Mr. Koeck, $164,533
(3 years).

The benefits in the foregoing table were calculated as a straight life annuity. Because covered compensation takes into account an average of annual Social Security benefits, there is no deduction for Social Security under the Pension Plan. The amounts shown in the table on page 11 reflect the limits imposed by Sections 415 or 401(a)(17) of the Internal Revenue Code.

Otter Tail Corporation maintains the Executive Survivor and Supplemental Retirement Plan, which was amended, and restated effective January 1, 2002. This plan is designed to provide survivor and retirement benefits for certain executive officers and other key management employees in order to attract and retain employees of outstanding competence. Each of the named officers is a participant in this plan. If a participant who is deemed to be an executive officer under the Plan dies while employed by Otter Tail Corporation, Otter Tail Corporation will pay the participant's beneficiary an amount equal to four times the participant's annual salary and bonus at the time of death. If an executive officer under the Plan dies after retirement or dies after termination for other reasons with a vested benefit, Otter Tail Corporation will pay the executive's beneficiary a lesser amount, depending on the participant's age at death and his or her vested percentage.

In addition to these survivor benefits, the Executive Survivor and Supplemental Retirement Plan provides retirement benefits to Mr. MacFarlane, Mr. Erickson, Mr. Kjellerup and Mr. Koeck, equal to 70% of the executive's salary and bonuses during the 12 months before retirement offset by the executive's Social Security benefit and the amount of the executive's benefit from Otter Tail Corporation's qualified pension plan if it were paid in the form of a single life annuity. The retirement benefit is paid in the form of a 15-year certain or life annuity or a 50% joint and survivor annuity. The benefit vests over five years. Mr. Koeck's benefit amount accrues over a 15-year period beginning with his date of hire.

Mr. Molbert and Mr. Moug are also participants in the Executive Survivor and Supplemental Retirement Plan. The benefit for Mr. Molbert and Mr. Moug is equal to 65% of the executive's Final Average Earnings as defined by the Plan, with the same offsets as shown above. The benefit amount vests after five years of service under the Plan, with the full benefit amount accruing over 15 years. The retirement benefit is paid in the form of a 15-year certain or life annuity or a 50% joint and survivor annuity.

All participants who retire early (after 10 years of service and age 55) or who terminate before retirement with a vested benefit in the plan will be paid a reduced amount. If a participant dies while still employed, his or her beneficiary will be paid the actuarial equivalent of the participant's benefit in 15 annual installments. Upon a Change in Control as defined by the Plan, or in the event of the death of the participant while actively employed by Otter Tail Corporation, the participant becomes 100% vested in his or her accrued benefit. In the event of disability, Years of Credited Service and Years of Participation continue to accrue under the Plan until such time as payments under Otter Tail Corporation's Long Term Disability Plan end. At any time after a change in control or following termination of employment, a participant is entitled to receive upon request a lump sum distribution of 90% of his or her benefits in the plan with forfeiture of the remaining benefits.

The Board of Directors has the right to amend, suspend, or terminate the plan, but no such action can reduce the benefits already accrued. Otter Tail Corporation has purchased insurance on the lives of many of the participants to provide sufficient funding to satisfy the benefit obligations payable under this plan. The estimated annual benefits payable under the plan upon retirement at age 65 for each of the named officers, assuming salary is unchanged from 2002, and bonus determined by actuarial assumptions based on past financial performance, is as follows: Mr. Erickson, $289,284; Mr. Molbert, $166,196; Mr. Kjellerup, $115,960; Mr. Moug, $82,902; and Mr. Koeck, $97,460. Mr. MacFarlane retired on May 1, 2002 and is currently receiving retirement benefits under the Plan.

Severance and Employment Agreements

Otter Tail Corporation has entered into change of control severance agreements (the "Severance Agreements") with each of its executive officers, including the named officers. The Severance Agreements provide for certain payments and other benefits if, following a Change in Control, Otter Tail Corporation terminates the officer's employment without Cause or the officer terminates his employment for Good Reason. Such payments and benefits include: (i) severance pay equal to three times the sum of the officer's salary (at the highest annual rate in effect during the three years prior to the termination) and average annual bonus (for the three years prior to the termination); (ii) three years of continued life, health and disability insurance; (iii) the payment of legal fees and expenses relating to the termination; (iv) the termination of any noncompetition arrangement between Otter Tail Corporation and the officer; and (v) a gross up payment for any excise tax imposed on such payments or benefits and for any tax imposed on such gross up. Under the Severance Agreements, "Cause" is defined as willful and continued failure to perform duties and obligations or willful misconduct materially injurious to Otter Tail Corporation; "Good Reason" is defined to include a change in the employee's responsibility or status, a reduction in salary or benefits, or a mandatory relocation; and "Change in Control" is defined to include a change in control of the type required to be disclosed under Securities and Exchange Commission proxy rules, acquisition by a person or group of 35% of the outstanding voting stock of Otter Tail Corporation, a proxy fight or contested election which results in Continuing Directors (as defined) not constituting a majority of Otter Tail Corporation's Board of Directors, or another event the majority of the Continuing Directors determines to be a change in control.

Otter Tail Corporation has entered into employment agreements with Mr. Erickson, Mr. Molbert, Mr. Moug, and Mr. Koeck. The agreements provide that if Otter Tail Corporation terminates the employment of one of the officers for cause or if one of the officers terminates the employment relationship without good reason that the officer shall receive base pay and benefits through the date of termination. Alternatively, if Otter Tail Corporation terminates the employment of one of the officers for any other reason, or if one of the officers terminates the employment relationship for good reason, Otter Tail Corporation shall pay a severance payment equal to one and one-half times the sum of the officer's base pay plus his most recent annual incentive payment in full satisfaction of Otter Tail Corporation's obligations to the officer.

                            REPORT OF AUDIT COMMITTEE

The Audit Committee of Otter Tail Corporation's Board of Directors is composed of five independent Directors, as defined under Rule 4200 of the National Association of Securities Dealers, and operates under a written charter adopted by the Board of Directors. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of Otter Tail Corporation's independent accountants, currently Deloitte & Touche LLP.

Management is responsible for Otter Tail Corporation's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Otter Tail Corporation's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee met and held discussions with management and the independent accountants. Management represented to the Audit Committee that Otter Tail Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Otter Tail Corporation's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

Based on the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Otter Tail Corporation's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Robert N. Spolum (Chair)
Dennis R. Emmen
Kenneth L. Nelson
Nathan I. Partain
Gary J. Spies

                             STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total shareholder return on Otter Tail Corporation's common shares for the last five fiscal years with the cumulative total return of the NASDAQ Market Index and the Edison Electric Institute Index over the same period (assuming the investment of $100 in each vehicle on December 31, 1996, and reinvestment of all dividends).

   Comparison of 5-year cumulative total return among Otter Tail Corporation, Nasdaq Market Index, and Edison Electric Institute Index

              [COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN GRAPH]

                    1997               1998             1999             2000              2001              2002
                    ----               ----             ----             ----              ----              ----
OTC                $100.00            $110.86          $109.42          $169.42           $184.73           $177.03
EEI                $100.00            $113.89          $92.71           $137.18           $125.12           $106.69
NASDAQ             $100.00            $141.04          $248.76          $156.35           $124.64           $86.94

                              APPROVAL OF AUDITORS

At the Annual Meeting, the Board of Directors will propose that shareholders approve the appointment of the firm of Deloitte & Touche LLP as the certified public accountants to audit the consolidated financial statements of Otter Tail Corporation for 2003. This firm has no direct or indirect financial interest in Otter Tail Corporation. A partner of the certified public accounting firm of Deloitte & Touche LLP will be present at the annual meeting to answer questions and to make a statement if he or she desires to do so. Proxies, unless otherwise directed thereon, will be voted in favor of this proposal.

AUDIT FEES

Audit fees that Deloitte & Touche LLP billed to Otter Tail Corporation for audit of Otter Tail Corporation's annual consolidated financial statements for 2002 and the consolidated financial statements included in Otter Tail Corporation's quarterly reports on Form 10-Q for 2002 totaled $410,875.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

Otter Tail Corporation did not engage Deloitte & Touche LLP to provide advice regarding financial information systems design and implementation during 2002.

ALL OTHER FEES

Fees that Deloitte & Touche LLP billed to Otter Tail Corporation for all other nonaudit services rendered to Otter Tail Corporation during 2002, totaled $145,035, primarily for tax-related services. The Audit Committee considered and confirmed that the provision of these nonaudit services was compatible with maintaining the independence of Deloitte & Touche LLP as Otter Tail Corporation's independent auditors.

              SHAREHOLDER PROPOSAL FOR 2003 ANNUAL MEETING

The following shareholder proposal was received by Otter Tail Corporation for consideration by shareholders. It is presented below in the exact form it was received.

BACKGROUND INFORMATION: THIS RESOLUTION CONCERNS EXPENSING STOCK OPTIONS. BELOW IS PERTINENT RELATED INFORMATION.

Whereas: Excessive executive compensation has become a reality in corporate America. Included are increased executive compensation plans, severance and employment agreements, special executive pensions and reduced cost stock option plans. Directors are now participating also.

Regarding Otter Tail, those provisions are referred to in the Proxy Statement. Their wording makes it virtually impossible for the average person to decipher.

In addition to attractive stock option provisions, the Board of Directors compensation has risen from $7,800 in 1993 to around $28,000 in 2002.

An example of executive compensation: The 1991 total compensation of CEO John MacFarlane was $192,800. The 2001 total compensation was $713,000 plus options at reduced pricing on 125,000 shares. To show the increasing value of stock options to management, if Mr. MacFarlane purchased and sold his year 2000 granted options on the same day, he would have a guaranteed profit of over $950,000. This assumes the selling price of $27.50 as this resolution is written on November 14, 2002.

In 2001 a number of officers exercised options, purchasing and selling the shares at the same time. One executive officer sold 13,500 shares in August for an immediate gain of $120,000+.

In 2002 the same trend increased. A number of directors and officers did simultaneous transactions with instant profits of from $19,000 to well over $100,000.

These examples show that stock options are increasing as a component of total compensation. We feel the Company should expense them when granted.

In 1999 Otter Tail initiated the Stock Incentive Plan authorizing 2.6 Million shares. At year-end 2001 there were 24.7 Million common shares outstanding. Those original shares in the Plan amount to over 10% of all outstanding shares.

In the 2001 Otter Tail annual report, management explained they would not expense them when granted. The footnotes indicate that had they been expensed, earnings per share would have decreased from $1.68 reported to $1.64.

With the numerous scandals in corporate America, conservative reporting of stock options should be initiated, even though not mandatory.

Recognizing the same concern we are making, most large companies see the wisdom of that and are reporting and expensing them when granted.

RESOLVED:

1.    That the Board of Directors initiate expensing all options when granted.

2. All future stock option grants be reporting in the financial statements and not in the footnotes.

SHARES
 HELD     STOCKHOLDERS:
   4      /S/GERALD BENSON
          32449 260TH AVENUE, ERHARD, MN 56534

 2,145    /S/ DUANE OLSON
          8350 49TH ST. NE, DEVILS LAKE, ND 58301

  350     /S/ KEN OXTRA
          606 3RD ST. SE, JAMESTOWN, ND 58401

                   OTTER TAIL CORPORATION'S OPPOSITION TO THE
                              SHAREHOLDER PROPOSAL

The Board of Directors strongly opposes the shareholder proposal and urges you to vote AGAINST it. Otter Tail Corporation accounts for stock options using the "intrinsic value" method of accounting. Contrary to the assertion in the proposal, the intrinsic value method used by Otter Tail Corporation is the method used by the vast majority of U.S. public companies and is an acceptable method under generally acceptable accounting principles. The proposal would require Otter Tail Corporation to shift to the "fair value" method of accounting, used by relatively few U.S. public companies.

The intrinsic value method of accounting for stock options measures compensation cost as the excess of the market price of the stock at the grant date over the exercise price, and generally results in no recorded expense for stock option awards at the time the awards are granted. When the intrinsic value method is used, accounting rules require that the impact of the fair value method of accounting be disclosed in the footnotes to the financial statements. Otter Tail Corporation has followed these rules in our financial statements.

We believe it is in the best interest of shareholders to follow the most widely used industry practice when given a choice under the accounting rules. Although some public companies have announced plans to expense employee stock options on the grant date, the vast majority of U.S. public companies account for options using the intrinsic value method and disclose in the notes to the financial statements the estimated impact on earnings as if employee stock options had been expensed when granted. These pro forma disclosures, which are included in the Notes to our 2002 financial statements, provide a reasonable indication to shareholders of the estimated cost of employee stock options.

The proposal would require Otter Tail Corporation to shift to the "fair value" method of accounting for stock options. The "fair value" method typically measures compensation cost at the grant date based on the fair value of the stock option award and recognizes it as an expense on the income statement, usually over the vesting period of the option. However, under the fair value method, there are at least three distinct methods prescribed by current accounting rules for computing "fair value," and the existing guidance related to "fair value" calculations is subject to varying interpretations. We believe these factors detract from the reliability of the fair value method and can lead to inconsistency and incomparability even among the relatively few public companies that have adopted this method.

The Financial Accounting Standards Board and other rulemaking bodies are currently studying the standards for accounting for employee stock options and may at some time in the future adopt new rules. The Board of Directors does not believe it to be in the best interests of Otter Tail Corporation to adopt a new accounting method now that ultimately may be inconsistent with the new rules. Furthermore, we believe that the choice between two permitted accounting principles is an ordinary business decision that should be made by the Board of Directors and management, with the advice of our independent auditors and legal advisors. Accordingly, the Board of Directors urges you to vote AGAINST this proposal.

The affirmative vote of a majority of the common shares present and entitled to vote with respect to the shareholder proposal is required to approve the proposal. The Board of Directors urges you to vote AGAINST the proposal.

              SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Any holder of common shares of Otter Tail Corporation who intends to present a proposal which may properly be acted upon at the 2004 Annual Meeting of Shareholders of Otter Tail Corporation must submit such proposal to Otter Tail Corporation so that it is received at Otter Tail Corporation's executive offices at Box 496, Fergus Falls, Minnesota 56538-0496, on or before November 14, 2003, for inclusion in Otter Tail Corporation's Proxy Statement and form of Proxy relating to that meeting.

                                 OTHER BUSINESS

As of the date hereof, the Board of Directors of Otter Tail Corporation is aware of no other proposals to be presented to the meeting, in addition to the items described above. If any other matters properly come before the meeting, the proxies will vote thereon at their discretion.

A copy of Otter Tail Corporation's Annual Report on Form 10-K for the year ended December 31, 2002, including financial statements and schedules thereto, filed with the Securities and Exchange Commission, is available without charge to shareholders. Address written requests to:

                                                Corporate Secretary
                                                Otter Tail Corporation
                                                Box 496
                                                Fergus Falls, MN 56538-0496

[LOGO] OTTER TAIL CORPORATION

215 South Cascade Street, Fergus Falls, MN 56537

                                 SEE OTHER SIDE


THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF SPECIFIC DIRECTIONS, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR ITEM 2, AND AGAINST ITEM 3.

Please sign exactly as name appears hereon. When signing as attorney, administrator, trustee, or guardian, please give your full title.

                                                        Total Shares

                                                          Proxy Nbr

                                                      Dated:
                                                      ______________, 2003

_________________________________        ___________________________________
Signature                                Signature, if held jointly


--------------------------------------------------------------------------------


                PLEASE RETURN UPPER PORTION IN ENVELOPE PROVIDED.

                         PLEASE VOTE YOUR PROXY.. .NOW!


      Please vote your proxy promptly. This will help save the expense of follow-up letters to shareholders who have not responded. If you vote by the Internet or telephone, please do not mail your proxy card.


--------------------------------------------------------------------------------

                             OTTER TAIL CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                             MONDAY, APRIL 14, 2003
                                    10:00 AM

                                ADMISSION TICKET

                                     (OVER)

                          [LOGO] OTTER TAIL CORPORATION

                                                               ANNUAL MEETING
                                                              ADMISSION TICKET

Admission ticket for Otter Tail Corporation Annual Meeting of Shareholders, April 14, 2003 at 10:00 a.m. at the Bigwood Event Center, 921 Western Avenue (Highway 210 West and I-94), Fergus Falls, MN.

                                          Number of individuals __________

PLEASE PRESENT THIS TICKET FOR ADMITTANCE OF SHAREHOLDER(S) NAMED ABOVE.

--------------------------------------------------------------------------------

                              VOTING INSTRUCTIONS
                 YOU MAY VOTE YOUR PROXY IN ONE OF THREE WAYS.

                                                            COMPANY NUMBER: 664
                                                            CONTROL NUMBER:

VOTE BY THE INTERNET -- http://secure.ottertail.com/proxy

  -  Use the Internet to vote your proxy 24 hours a day, 7 days a week.

  - You will be prompted to enter the 3-digit company number and the 6-digit control number, which you will find above.

  -  Internet voting will terminate at 12:00 noon C.S.T., April 11, 2003.

VOTE BY TELEPHONE-- 1-888-514-5365

  -  Use any touch-tone phone to vote your proxy 24 hours a day, 7 days a week.

  - You will be prompted to enter the 3-digit company number and the 6-digit control number which are located above.

  -  Please note the Following options:

      -- To vote as the Board of Directors recommends on All proposals: Press 1

      -- To vote on each item separately, press 0. You will then hear these instructions:

         Proposal 1: To vote FOR ALL nominees,  press 1; to WITHHOLD FOR ALL nominees, press 9; To WITHHOLD FOR AN INDIVIDUAL nominee, press 0.

         Proposals 2 and 3: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

      -- When asked, you must confirm your vote by pressing 1.

  -  Phone voting will terminate at 12:00 noon C.S.T., April 11, 2003.

VOTE BY MAIL

  - Mark, sign, and date your proxy card and return it in the postage-paid envelope provided.

Thank you for voting.

                               Please detach here

--------------------------------------------------------------------------------

                                      PROXY
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             OTTER TAIL CORPORATION

The undersigned hereby appoint ARVID R. LIEBE and GARY J. SPIES (each with power to act alone and with full power of substitution) the proxies of the undersigned to vote all common shares that the undersigned is entitled to vote at the Annual Meeting of Otter Tail Corporation to be held April 14, 2003, and at any adjournment hereof, and hereby directs that this proxy be voted as instructed herein. The Board of Directors recommends voting FOR the election of Directors (Item 1), FOR the appointment of Deloitte & Touche, LLP (Item 2) and AGAINST the Shareholder Proposal (Item 3).

| | To vote as recommended by the Board of Directors on Items 1,2, and 3, simply check here, sign, date and return this Proxy card.

1. ELECTION OF DIRECTORS

   01) Thomas M. Brown        02) Maynard D. Helgaas   03) Robert N. Spolum

        | | FOR                    | | FOR                  | | FOR

        | | WITHHOLD               | | WITHHOLD             | | WITHHOLD

2. THE APPOINTMENT OF DELOITTE & TOUCHE LLP as auditors.

   FOR    | |      AGAINST    | |      ABSTAIN     | |

3. SHAREHOLDER PROPOSAL that the Board of Directors initiate expensing all options when granted and all future stock option grants to be reporting (sic) in the financial statements and not in the footnotes.

   FOR    | |      AGAINST    | |      ABSTAIN     | |

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                 SEE OTHER SIDE